Exhibit 5.1

Baker & McKenzie LLP
Two Embarcadero Center, 11th Floor
San Francisco, CA 94111-3802, USA

Tel: +1 415 576 3000
Fax: +1 415 576 3099
www.bakermckenzie.com

Asia Pacific

October 21, 2014

Keysight Technologies, Inc.

1400 Fountaingrove Parkway

Santa Rosa, CA  95403

Ladies and Gentlemen:

We have acted as counsel for Keysight Technologies, Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-8 (the “Registration Statement”) under  the Securities Act of 1933, as amended (the “Securities Act”), with respect of the issuance of (i) up to 25,000,000 shares of the Company’s common stock, $0.01 par value (the “ESPP Shares”), to be issued pursuant to the Keysight Technologies, Inc. Employee Stock Purchase Plan (the “ESPP”) and (ii) up to 25,000,000 shares of the Company’s common stock, $0.01 par value (the “EICP Shares”, and, together with the ESPP Shares, the “Shares”), to be issued pursuant to the Keysight Technologies, Inc. 2014 Equity and Incentive Compensation Plan (the “EICP”, and, collectively with the ESPP, the “Plans”).  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the form of the Registration Statement, and we have examined the original, photostatic or certified copies, of such records of the Company, of certificates of officers of the Company and of public documents, and such other documents as we have deemed relevant and necessary as the basis of the opinion set forth below.  In such examination, we have assumed the geniuneness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.  This opinion further assumes that the offer and sale of the Shares complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plans.

Based on the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that upon issuance and delivery of the Shares, and assuming no change in the applicable law or facts, the Shares will be duly authorized, legally issued, fully paid and non-assessable.

The opinions expressed above are limited to the laws of the State of California, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America.

Bangkok
Beijing
Brisbane
Hanoi
Ho Chi Minh City
Hong Kong
Jakarta*
Kuala Lumpur*
Manila*
Melbourne
Seoul
Shanghai
Singapore
Sydney
Taipei
Tokyo
Yangon

Europe, Middle East
& Africa
Abu Dhabi
Almaty
Amsterdam
Antwerp
Bahrain
Baku
Barcelona
Berlin
Brussels
Budapest
Cairo
Casablanca
Doha
Dubai
Dusseldorf
Frankfurt/Main
Geneva
Istanbul
Johannesburg
Kyiv
London
Luxembourg
Madrid
Milan
Moscow
Munich
Paris
Prague
Riyadh
Rome
St. Petersburg
Stockholm
Vienna
Warsaw
Zurich

Latin America
Bogota
Brasilia**
Buenos Aires
Caracas
Guadalajara
Juarez
Lima
Mexico City
Monterrey
Porto Alegre**
Rio de Janeiro**
Santiago
Sao Paulo**
Tijuana
Valencia

North America
Chicago
Dallas
Houston
Miami
New York
Palo Alto
San Francisco
Toronto
Washington, DC

* Associated Firm
** In cooperation with Trench, Rossi e Watanabe Advogados

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement.  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP